EXHIBIT 10.2

CONTRATO DE CESIÓN DE DERECHOS QUE CELEBRAN POR UNA PARTE MINERA LOS AMOLES, S.A. DE C.V., Y POR LA OTRA FINDER PLATA, S.A. DE C.V., AL TENOR DE LAS SIGUIENTES:

ANTECEDENTES

A. Conforme a diversos pagares con intereses de fecha 19 de febrero de 2013, 15 de marzo de 2013 y 5 de febrero de 2014 (los “Pagarés”), Sonora Resources Corp. (“Sonora”) adeuda a First Majestic Silver Corp. (“FMSC”) la cantidad total principal de US$300,000 (dicha cantidad junto con cualquier interés correspondiente o cualquier otra cantidad adeudada por Sonora a FMSC, sera denominada como el “Adeudo”).

B. Sonora a través de su subsidiaria, Finder Plata, S.A. de C.V. (“Finder”) es propietaria de las concesiones mineras denominadas como Los Amoles, según se describen a detalle en el Anexo 1 del presente Contrato de Cesión (las “Concesiones”).

C. FMSC vendió y cedió el Adeudo a Minera Los Amoles, S.A. de C.V. (“Minera”) de conformidad con el contrato de cesión de deuda celebrado entre FMSC, Minera y Sonora con fecha [___], adjunto al presente Contrato de Cesión como Anexo 2.

D. Sonora y FMSC llegaron a un arreglo respecto al Adeudo y todas las obligaciones bajo o relacionadas con los Pagares de conformidad con el Convenio de Transacción y Liberación celebrado con fecha [_____] entre las partes antes mencionadas y Finder, en el entendido

ASSIGNMENT AGREEMENT ENTERED INTO BY AND BETWEEN MINERA LOS AMOLES, S.A. DE C.V., AND FINDER PLATA, S.A. DE C.V., UNDER THE FOLLOWING:

BACKGROUND

A. Pursuant to interest-bearing demand promissory notes dated February 19, 2013, March 15, 2013 and February 5, 2014 (the “Promissory Notes”), Sonora Resources Corp. (“Sonora”) owes First Majestic Silver Corp. (“FMSC”) the aggregate principal amount of US$300,000 (such amount, together with any interest thereon or any other amounts whatsoever owed by Sonora to FMSC, the “Debt”).

B. Sonora, through its wholly-owned subsidiary, Finder Plata, S.A. de C.V. (“Finder”) holds an interest in and to the Los Amoles mining concessions, as described in Annex 1 of this Assignment Agreement (the “Concessions”).

C. FMSC sold and assigned the Debt to Minera Los Amoles, S.A. de C.V. (“Minera”) pursuant to a debt assignment agreement entered into by FMSC, Minera and Sonora on [_____], as described in Annex 2 of this Assignment Agreement.

D. Sonora and FMSC settled the Debt and all obligations under or in connection with the Promissory Notes in accordance with the terms of a Settlement and Release Agreement entered into on [_____] by such parties and Finder and by which, Sonora agreed to cause Finder que bajo dicho Convenio de Transacción Finder acordó ceder a una subsidiaria Mexicana de FMSC las Concesiones, cuya copia de dicho Convenio se adjunta al presente Contrato de Cesión como Anexo 3, junto con su traducción al español realizada por perito traductor (el “Convenio de Transacción”).

DECLARACIONES

            I. Declara Finder Plata, S.A. de C.V., a través de su representante (en lo sucesivo “CONCESIONARIO”):

I.A.      Que es una sociedad anónima de capital variable, debidamente constituida y válidamente existente de conformidad con las leyes de los Estados Unidos Mexicanos, según se desprende de la escritura pública número 11,317, de fecha 12 de julio de 2011, otorgada ante la fe del licenciado Alberto Briceño Alatriste adscrito a la Notaría Pública número 108 del Estado de México, y registrada ante el Registro Público de Comercio del Estado de Zacatecas bajo el folio mercantil 12563*17, así como en el Registro Público de Minería bajo el número 43, a Fojas 22 frente del Volumen XLII del Libro de Sociedades Mineras.

I.B.     Que su representante tiene facultades suficientes para actuar en nombre y representación del CONCESIONARIO, según consta en la escritura pública número [_____] otorgada el [_____] ante el Lic. [_____], Notario Público [_____] de [_____], obligándola en los términos de este contrato, facultades que a la fecha de la firma de este documento no le han sido revocadas o modificadas en forma alguna.

and Finder agreed to assign to a Mexican subsidiary of FMSC the Concessions, a copy of which is enclosed to this Assignment Agreement as Annex 3, together with its translation into Spanish by an official translator (the “Settlement Agreement”).

RECITALS

            I. Finder Plata, S.A. de C.V. (hereinafter referred to as “CONCESSIONAIRE”), through its representative declares:

I.A.      That it is a Mexican limited liability variable capital corporation (sociedad anónima de capital variable), duly organized and validly existing under the laws of the United Mexican States, as evidenced by public deed No. 11,317, dated July 12, 2011, granted before Mr. Alberto Briceño Alatriste, appointed to the Notary Public number 108 of the State of Mexico and registered before the Public Registry of Commerce of Zacatecas under the commercial folio 12563*17, as well as in the Public Registry of Mines under number 43, Pages 22 front, Volume XLII of the Corporations Book.

I.B.      That its representative has the necessary authority to act in name and representation of the CONCESSIONAIRE, as evidenced by deed [_____], granted on [_____], before Mr. [_____], Notary Public [_____] of the [_____], obligating it in the terms of this agreement, authority that as of the date of signature of this document has not been revoked or modified in any way.

I.C.     Que es la actual y única titular de las Concesiones y registradas en su favor en el Registro Público de Minería, que se describen en el Anexo 1.

I.D.     Cuando en el presente contrato se mencione a las Concesiones, se entenderá que se hace referencia a las concesiones mineras descritas en el Anexo 1 así como a los derechos de concesión minera de exploración y explotación que llegaren a derivarse de las mismas.

I.E.     Las Concesiones se encuentran al corriente en el cumplimiento de las obligaciones que requiere la Ley Minera y su Reglamento y específicamente en (i) la ejecución y comprobación de obras y trabajos, y (ii) en el pago de los derechos sobre minería, debido a lo cual no se existe causa alguna para que las Concesiones sean canceladas o declaradas nulas.

I.F.      Que las Concesiones están libres de cualquier gravamen o afectación, que no existe juicio o controversia contra persona o autoridad alguna, ni existe circunstancia alguna que pudiera impedir u obstruir el libre ejercicio de los derechos derivados de las Concesiones.

            II. Declara Minera Los Amoles, S.A. de C.V., a través de su representante (en lo sucesivo “COMPRADOR”):

II.A.    Que es una sociedad mexicana, cuya constitución consta en la escritura pública número 48,551 otorgada el 10 de junio de 2014 ante el Lic. Francisco I. Hugues Vélez, Notario Público 212 del Distrito Federal, e inscrita en el Registro

I.C.     That it is the present and sole owner of the Concessions registered in its favor at the Public Registry of Mines, described in Annex 1.

I.D.     When in the present agreement the Concessions are mentioned, it shall be understood that reference is made to the mining concessions indicated in Annex 1 as well as the mining concession rights of exploration and exploitation that may result from the same.

I.E.     The Concessions are in compliance with the obligations required by the Mining Law and its Regulations and specifically in (i) the execution and reporting of assessment works, and (ii) in the payment of mining rights, due to which there is no cause for the Concessions to be cancelled or declared void.

I.F.     That the Concessions are free of any lien or encumbrance, that there is no trial or controversy against any person or authority, and that there is not any circumstance that may impede or obstruct the free exercise of the rights resulting from the Concessions.

            II. Minera Los Amoles, S.A. de C.V. (hereinafter referred to as “BUYER”), through its representative declares:

II.A.    That it is a Mexican company, which was incorporated by deed 48,551, granted on June, 10, 2014, before Mr. Francisco I. Hugues Vélez, Notary Public 212 of Mexico City, and registered at the Public Registry of Property and

Público de la Propiedad y del Comercio del Distrito Federal bajo el folio mercantil número 516367-1, el día 11 de junio de 2014 y en el Registro Público de Minería en trámite de inscripción.

II.B.    Que su representante tiene facultades suficientes para actuar en nombre y representación del COMPRADOR, según consta en la escritura pública descrita en el numeral II.A anterior, obligándola en los términos de este contrato, facultades que a la fecha de la firma de este documento no le han sido revocadas o modificadas en forma alguna.

II.C.    Que desea adquirir del CONCESIONARIO las Concesiones.

Dadas las declaraciones anteriores, el CONCESIONARIO y el COMPRADOR, convienen en las siguientes:

C L A U S U L A S

            PRIMERA.- El CONCESIONARIO en este acto cede al COMPRADOR, quien adquiere, sin reserva ni limitación alguna, en términos del Artículo 23 de la Ley Minera, la titularidad de las Concesiones, así como todos los derechos y obligaciones que derivan de las mismas.

            SEGUNDA.- El precio total de las Concesiones, es por la cantidad compensada según el Convenio de Transacción adjunto al presente como Anexo 2.

            TERCERA.- El COMPRADOR será responsable de hacer frente y

Commerce of the Federal District under the commercial folio number 516367-1 and in process of being registered before the Public Registry of Mining.

II.B.    That its representative has the necessary authority to act in name and representation of BUYER, as evidenced by the deed referred in II.A. above, obligating it in the terms of this agreement, authority that as of the date of signature of this document has not been revoked or modified in any way.

II.C.    That it wishes to acquire from CONCESSIONAIRE the Concessions.

Given the foregoing declarations, CONCESSIONAIRE and BUYER agree on the following:

C L A U S E S

            FIRST.- CONCESSIONAIRE in this act assigns to BUYER, who acquires, with no reserve or limitation of any nature whatsoever, in terms of Article 23 of the Mining Law, title to the Concessions, as well as all its rights and obligations arising from the same.

            SECOND.- The total price of the  Concessions, is the amount settled pursuant to the Settlement Agreement enclosed herewith as Annex 2.

            THIRD.- From and after the date of execution of this Agreement, the cumplir cualquier obligación, deuda o requerimiento que derive de las actividades que se desarrollen en las Concesiones a partir de la fecha de firma de este Contrato.

Asimismo, a partir de la fecha de celebración de este Contrato, el COMPRADOR será responsable de dar cumplimiento a todas las obligaciones que derivan de su titularidad sobre las Concesiones de conformidad con la Ley Minera, su Reglamento y la Ley Federal de Derechos.

Para efectos de lo señalado en esta Cláusula Tercera, el CONCESIONARIO en este acto entrega al COMPRADOR, los originales de los títulos de concesión minera que amparan a las Concesiones, así como los originales de todos y cada uno de los pagos de derechos sobre minería y reportes de comprobación de obras respecto de las Concesiones, correspondientes a los últimos 5 (cinco) años, así como toda la información relacionada con las Concesiones como informes periciales, contratos de adquisición o denuncio, entre otros.

            CUARTA.- El COMPRADOR acuerda indemnizar, reembolsar y dejar al CONCESIONARIO libre de cualquier obligación, responsabilidad, perdida, daño, multa, queja, demanda, acción, sentencia así como de cualquier y todo gasto y costo respecto a las Concesiones u originado por éstas, a partir de la firma del presente contrato.

El CONCESIONARIO será responsable frente al COMPRADOR del saneamiento en caso de evicción, respecto a las Concesiones.

BUYER shall be responsible for complying with and the discharge of any obligation, liability or requirement which may arise from the activities carried out in the Concessions.

Likewise, as from the date of execution of this Agreement, the BUYER shall comply with each and all of the obligations arising from its ownership of Concessions pursuant the Mining Law, its Regulations and the Federal Rights Law.

For purposes of that mentioned in this Clause Third, the CONCESSIONAIRE hereby delivers to the BUYER the original of the titles of mining concession of the Concessions, as well as the originals of each and all of the receipts evidencing payment of the mining duties and of assessment work reports of each one of the Concessions, corresponding to the last 5 (five) years, as well as all the information related with the Concessions such as experts reports, acquisition agreement or claims, among others.

            FOURTH.- The BUYER agrees to indemnify, reimburse and hold the CONCESSIONAIRE free and harmless from any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs and expenses imposed on, asserted against or incurred in connection with the Concessions or arising from the same, as of the date of this agreement.

The CONCESSIONAIRE shall remain liable to the BUYER to indemnify it in case of eviction of the Concessions.

            QUINTA.- Los impuestos, honorarios y gastos notariales que se ocasionen con el otorgamiento y ratificación notarial del presente contrato serán cubiertos por el COMPRADOR, con excepción del Impuesto Sobre la Renta que se pudiere generar al CONCECIONARIO.

            SEXTA.- A partir de la fecha en que el CONCESIONARIO y el COMPRADOR ratifiquen este contrato ante el fedatario público que elija el COMPRADOR (“Fecha de Ratificación”), el COMPRADOR se obliga a solicitar la inscripción del mismo ante el Registro Público de Minería dentro de los 15 (quince) días hábiles contados a partir de la Fecha de Ratificación. El CONCESIONAIRIO y el COMPRADOR se obligan a proveer y/o firmar cualquier documento adicional que pueda ser necesario para obtener la inscripción y para dar pleno efecto a este contrato.

            SEPTIMA.- Todos los avisos entre las partes conforme al presente contrato se harán de manera fehaciente por escrito, a los siguientes domicilios:

Finder Plata, S.A. de C.V.

Privada Orquídeas, No. 23

Colonia Los Geranios

Guadalupe, Zacatecas

C.P. 98600

Atención: Sr. _____________

Minera Los Amoles, S.A. de C.V.

Fanny Anitua 2700

Col. Los Angeles

C.P. 34076

Durango, Dgo.

Atención: Sr. Ramón Dávila Flores

            FIFTH.- The taxes, fees and notarial expenses resulting from the granting and notarial ratification of the present agreement shall be covered by BUYER, with the exception of the Income Tax that may be generated to the CONCESSIONAIRE.

            SIXTH.- From the date on which CONCESSIONAIRE and BUYER ratify this agreement before the notary public to be elected by BUYER (“Date of Ratification”), the BUYER obliges to request the registry of the same before the Public Registry of Mines within 15 (fifteen) business days after the Date of Ratification. CONCESSIONAIRE and BUYER are obligated to provide and/or sign any additional document that may be necessary to obtain the registration and to give full effect to this agreement.

            SEVENTH.- Every notice between the parties according to the present agreement shall be made in writing, to the following addresses:

Finder Plata, S.A. de C.V.

Privada Orquídeas, No. 23

Colonia Los Geranios

Guadalupe, Zacatecas

C.P. 98600

Attention: Mr. _____________

Minera Los Amoles, S.A. de C.V.

Fanny Anitua 2700

Col. Los Angeles

C.P. 34076

Durango, Dgo.

Attention: Mr. Ramón Dávila Flores

            OCTAVA. Las partes, no obstante la naturaleza de este documento, declaran expresamente que en las convenciones objeto del mismo no existe lesión y, aun cuando la hubiese, renuncian expresamente al derecho de pedir la nulidad relativa de que tratan los Artículos 2228 y 2239 del Código Civil para el Distrito Federal y los Artículos correlativos del Código Civil Federal.

            NOVENA. Este contrato que, se celebra en términos del último párrafo del Artículo 23 de la Ley Minera así como del Artículo 78 del Código de Comercio, es de naturaleza mercantil, por lo que, para lo que no esté expresamente aquí pactado y para la interpretación y cumplimiento del mismo, se aplicarán la Ley Minera, su Reglamento y el Código de Comercio y, finalmente, en su carácter de supletorio, el Código Civil Federal, para lo no previsto en los primeros.

            DECIMA. Para toda controversia que surja entre las partes respecto a la interpretación o ejecución del presente contrato, o en relación con el mismo, las partes se someten a la jurisdicción de los tribunales del Distrito Federal y renuncian expresamente a cualquier otra que pudiera corresponderles.

Asimismo, este contrato se celebra en idiomas inglés y español, por lo que en caso de existir alguna diferencia entre ambas versiones, subsistirá la versión en español.

            EIGHTH. The parties, notwithstanding the nature of this document, hereby expressly declare that in the agreements herein contained, no injury exists and even if so, the parties hereby expressly resign to the right to request the relative nullity referred to in Articles 2228 and 2239 of the Civil Code for the Federal District and the respective articles of the Federal Civil Code.

            NINTH. This Agreement which is entered into in terms of Articles 23 last paragraph of the Mining Law and 78 of the Commerce Code, is of a mercantile nature; therefore no injury exists; likewise, for all that not expressly agreed upon herein and for the interpretation of and compliance with same, the Mining Law and its Regulations, and the Commerce Code shall apply, and in absence for all that is not mentioned in the abovementioned laws and regulations, the Federal Civil Code will apply.

            TENTH. For every controversy that may arise between the parties regarding the interpretation or execution of the present agreement, or in connection therewith, the parties submit to the jurisdiction of the competent courts of the Federal District and expressly waive any other that may correspond to them.

Furthermore, this Agreement is entered into in Spanish and English, therefore in case of any difference between both versions, the Spanish version shall prevail.

El presente contrato se firma en cuatro ejemplares el __ de ________ de 2014.	The present agreement is signed in four execution copies on ______ ___, 2014.

CONCESIONARIO/CONCESSIONAIRE

Finder Plata, S.A. de C.V.

/s/ Juan Miguel Ríos Gutiérrez

Representada por/Represented by:

COMPRADOR/BUYER

Minera Los Amoles, S.A. de C.V.

/s/ Mr. Córdoba

Representada por/Represented by:

ANEXO 1/ANNEX 1

CONCESIONES MINERAS/MINING CONCESSIONS

I - Lote minero denominado “Los Amoles 2”, título número 236113, inscrito en el Registro Público de Minería en el Libro de Concesiones Mineras, Volumen 382 y bajo el Acta número 13 a fojas 7; y

II - Lote minero denominado “Los Amoles 3 Fracc. 1”, título número 238985, inscrito en el Registro Público de Minería en el Libro de Concesiones Mineras, Volumen 390 y bajo el Acta número 5 a fojas 3.

ANEXO 2/ANNEX 2

CONVENIO DE CESIÓN DE DEUDA / ASSIGNMENT OF

DEBT AGREEMENT

ANEXO 3/ANNEX 3

CONVENIO DE TRANSACCIÓN Y LIBERACIÓN / SETTLEMENT AND

RELEASE AGREEMENT